Exhibit 5







                            October 28, 2013


Scientific Industries, Inc.
70 Orville Drive
Bohemia, NY 11716

      Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for Scientific Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 for the Company's 2012 Stock Option Plan (the "Registration Statement"). Pursuant to the Registration Statement, the Company may issue up to 157,000 shares of its Common Stock, par value $0.05 per share (the "Common Stock"), equal to 100,000 shares plus up to an additional
57,000 shares to the extent shares subject to outstanding options previously granted under the Company's 2002 Stock Option Plan expire or terminate for any reason without having been exercised
(collectively, the "Shares").

      In this connection we have been provided by the Company and examined copies of (i) the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware; (ii) the Amended and Restated By-laws of the Company; and (iii) resolutions of the Board of Directors of the Company (the "Board") adopting, and of the stockholders of the Company approving, the 2012 Stock Option Plan
(the "Plan").

      In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. We have relied upon the representations of the Company as to the accuracy and completeness of the foregoing and that none of this has been rescinded, modified or revoked.

      We are not admitted to the practice of law in any jurisdiction other than the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than

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the laws of the State of New York, the federal law of the United
States and the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares when issued in accordance with the Plan will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Reitler Kailas & Rosenblatt LLC
                                        ___________________________________
                                        Reitler Kailas & Rosenblatt LLC